EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-160043) and the Registration Statements on Form S-8 (No. 333-156105, 333-154312, 333-153586) of Discovery Communications, Inc. of our report dated February 19, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

McLean, Virginia

February 19, 2010